Exhibit 99.1
ORBITAL ATK ANNOUNCES PRELIMINARY SECOND QUARTER 2016
FINANCIAL RESULTS

-- Company Reports Strong Margins, Earnings, Cash Flow and New Orders --

-- Form 10-Q Filing to Be Delayed Due to Ongoing Review of Defense Contract --

Dulles, Virginia 10 August 2016 -- Orbital ATK, Inc. (NYSE: OA), a global leader in aerospace and defense technologies, today announced preliminary unaudited financial results for the second quarter ended July 3, 2016. The company also announced that it will delay the filing of its Quarterly Report on Form 10-Q for the second quarter due to an ongoing review of accounting matters related to a Defense Systems Group contract. All amounts in this release are preliminary and subject to revision due to the company’s ongoing review related to the restatement reported today on SEC Form 8-K. The included results of the second quarter of 2015 are preliminary estimates of the restated results, and the included results of the second quarter of 2016 include the preliminary estimated impact of the restatement. See “Recently Announced Restatement” below for more information.

Orbital ATK reported revenues of $1,052 million for the second quarter of 2016, compared to $1,077 million in the comparable period of 2015. GAAP income from continuing operations, before interest, income taxes and non-controlling interest (which the company refers to as operating income) was $115.7 million, or 11.0% operating margin, in the second quarter of 2016 compared to $96.8 million and 9.0%, respectively, in the comparable period of 2015. The company reported GAAP earnings per diluted share of $1.23 in the second quarter of 2016 compared to $0.92 in the comparable period of 2015. Net cash from operating activities was $143.3 million in the second quarter of 2016.

The company also reported the following non-GAAP adjusted results.* Adjusted operating income and operating margin were $125.2 million and 11.9%, respectively, in the second quarter of 2016, compared to $102.6 million and 9.5%, respectively, in the same period of 2015. Adjusted diluted earnings per share in the quarter were $1.35, compared to $0.98 in the comparable period of 2015.

________
* The adjusted financial results and free cash flow contained in this press release are non-GAAP financial measures. Please refer to the reconciliation tables contained in the “Disclosure and Reconciliation of Non-GAAP Financial Measures” section of this press release for more details.

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Orbital ATK, Inc. 45101 Warp Drive, Dulles, VA 20166 703-406-5000

Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

Free cash flow, defined as net cash from operating activities minus capital expenditures, was $107.2 million in the second quarter of 2016. Adjusted free cash flow, which excludes certain merger-related cash expenses totaling $3.5 million, was $110.7 million in the quarter.

“Orbital ATK’s second quarter was characterized by solid operational performance, excellent new orders, and strong earnings and cash flow,” said David W. Thompson, Orbital ATK’s President and Chief Executive Officer. “While the company experienced revenue softness in certain market areas, especially in our commercial satellite product line, we exceeded our initial profit margin expectations, enabling us to maintain our outlook for 2016 earnings. In addition, we continued to implement a disciplined cash deployment strategy that includes a mix of dividends, share repurchases and investments in long-term growth initiatives that will benefit the company in the years ahead.”

Consolidated Financial Highlights

GAAP Results

	Quarter Ended
($ in millions, except per share data)	July 3, 2016	July 5, 2015
		(restated)
Revenues	$1,052	$1,077
Operating Income	$115.7	$96.8
Net Income	$72.1	$54.8
Diluted Earnings Per Share	$1.23	$0.92

Revenues decreased $25 million, or 2.3%, in the second quarter of 2016 compared to revenues in the comparable period in 2015, due to a $21 million decrease in Flight Systems Group (FSG), a $32 million decrease in Space Systems Group (SSG), and a $7 million increase in corporate eliminations partially offset by a $35 million increase in Defense Systems Group (DSG).

Operating income increased $18.9 million, or 19.5%, in the second quarter of 2016 compared to operating income in the same period in 2015, due to a $2.9 million increase in FSG, a $2.4 million increase in SSG and a $4.6 million increase in DSG. There was also a $9.0 million increase in corporate adjustments primarily due to a favorable Financial Accounting Standards (FAS)/Cost Accounting Standards (CAS) pension difference.

Net income and earnings per share reflected an income tax rate of 27.7% for the second quarter of 2016 compared to 32.1% for the same period in 2015. The tax rate in

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Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

the second quarter of 2016 benefited from the permanent extension of the federal research and development (R&D) tax credit that occurred in late 2015 and other favorable adjustments.

Adjusted Non-GAAP Results

All adjusted financial measures discussed below are non-GAAP adjusted financial results from continuing operations. See the reconciliation tables in the “Disclosure of Non-GAAP Financial Measures” section for details.

	Quarter Ended
($ in millions, except per share data)	July 3, 2016	July 5, 2015
		(restated)
Revenues	$1,052	$1,077
Adjusted Operating Income	$125.2	$102.6
Adjusted Net Income	$79.0	$58.8
Adjusted Diluted Earnings Per Share	$1.35	$0.98

Adjusted operating income increased $22.6 million, or 22.0%, in the second quarter of 2016 compared to the same period in 2015, driven by a $2.9 million increase in FSG, a $3.3 million increase in SSG and a $2.0 million increase in DSG. There was also a $14.4 million increase in corporate adjustments due mainly to a favorable FAS/CAS pension difference.

“Orbital ATK’s financial performance in the second quarter reflects solid profit margin and earnings per share results. The company also generated over $110 million in free cash flow in the second quarter,” said Garrett E. Pierce, the company’s Chief Financial Officer. "As we indicated in our Form 8-K filed with the SEC today, management is reviewing the prior accounting for a long-term contract to produce small-caliber ammunition for the U.S. Army that was awarded to Alliant Techsystems Inc. (ATK) in 2012. We currently expect to restate financial results for the fiscal year ended March 31, 2015 and subsequent periods to account for this program as a loss contract," he added.

Recently Announced Restatement

Orbital ATK reported today on SEC Form 8-K that it expects to restate its financial statements for the fiscal year ended March 31, 2015 (“fiscal 2015”), the nine-month transition period ended December 31, 2015 (“2015 transition period”), the quarters in fiscal 2015 and the 2015 transition period, and the quarter ended April 3, 2016 (the “Restated Periods”). The restatement is not expected to have a material impact on the company’s operating cash flow, cash balances or backlog as of and for the Restated Periods.

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Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

The misstatements which the company has identified relate primarily to its $2.3 billion long-term contract (the “Contract”) with the U.S. Army to manufacture and supply small caliber ammunition at the U.S. Army’s Lake City Army Ammunition Plant. The Contract is managed by the Small Caliber Systems Division within the Defense Systems Group.

After considering the misstatements described below, the company believes that the Contract will result in a net loss over its 10-year term. Under generally accepted accounting principles, the company is required to record the entire anticipated forward loss provision for a contract in the period in which the loss becomes evident. The company believes that a forward loss provision should have been recorded for the Contract in fiscal 2015, which was the first year of large-scale production under the Contract.

The company estimates that this forward loss provision will reduce previously reported pre-tax operating income by approximately $400 million to $450 million, after-tax net income by approximately $250 million to $280 million, and the applicable balance sheet accounts including retained earnings by approximately $250 million to $280 million. These adjustments represent the company’s current estimate of the entire anticipated forward loss for the full 10-year term of the Contract. The misstatements also resulted in revenues being overstated by $100 million to $150 million, primarily in fiscal 2015. Based on the information currently available, management believes that the primary impact of the restatement is in fiscal 2015, but there are also related changes necessary in periods subsequent to fiscal 2015. The company’s evaluation of the misstatements is ongoing and, accordingly, the determination as to which fiscal period the forward loss provision and related effects should have been recorded is preliminary and could change. The company continues to evaluate whether periods prior to fiscal 2015 are materially misstated and whether a portion of the loss should be treated as a change in estimate in the quarterly period ended July 3, 2016.

Please refer to the tables at the end of this release which present the preliminary estimated restated income statement for the second quarter of 2015.

As a result of the restatement and the ongoing review, all adjustments and amounts and time periods presented in this press release are preliminary and subject to revision.

Segment Results

Orbital ATK conducts its operations in three business segments: Flight Systems Group, Defense Systems Group and Space Systems Group. Each of these groups in turn consists of several product-line divisions. Segment operating results include pension expense recoverable under U.S. Government contracts as determined in accordance

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Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

with government Cost Accounting Standards. The difference between pension expense recorded in accordance with GAAP Financial Accounting Standards and pension costs recorded in accordance with CAS is reported at the corporate level. The amortization of intangible assets recorded in connection with the merger of Orbital and ATK is also reported at the corporate level.

Flight Systems Group:

GAAP Results

	Quarter Ended
($ in millions)	July 3, 2016	July 5, 2015
		(restated)
Revenues	$370	$391
Operating Income	$54.4	$51.5
Operating Margin	14.7%	13.1%

FSG revenues for the second quarter of 2016 decreased $21 million, or 5.4%. Operating income increased $2.9 million, or 5.6%. The changes were due mainly to lower revenues and higher margins in the Launch Vehicles Division.

Adjusted Non-GAAP Results

	Quarter Ended
($ in millions)	July 3, 2016	July 5, 2015
		(restated)
Revenues	$370	$391
Adjusted Operating Income	$54.4	$51.5
Adjusted Operating Margin	14.7%	13.1%

FSG adjusted operating income increased $2.9 million, or 5.6%. The changes were due mainly to higher margins in the Launch Vehicles Division.

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Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

Defense Systems Group:

GAAP Results

	Quarter Ended
($ in millions)	July 3, 2016	July 5, 2015
		(restated)
Revenues	$441	$406
Operating Income	$35.5	$30.9
Operating Margin	8.1%	7.6%

DSG revenues for the second quarter of 2016 increased $35 million, or 8.6%, while operating income increased $4.6 million, or 14.9%, mainly due to higher revenues in the Defense Electronics Division and Missile Products Division, partially offset by lower Small Caliber Systems Division revenues and margins.

Adjusted Non-GAAP Results

	Quarter Ended
($ in millions)	July 3, 2016	July 5, 2015
		(restated)
Revenues	$441	$406
Adjusted Operating Income	$38.2	$36.2
Adjusted Operating Margin	8.7%	8.9%

DSG adjusted operating income increased $2.0 million, or 5.5%, mainly due to higher revenues in the Defense Electronics Division and Missile Products Division, partially offset by lower Small Caliber Systems Division revenues and margins.

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Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

Space Systems Group:

GAAP Results

	Quarter Ended
($ in millions)	July 3, 2016	July 5, 2015
		(restated)
Revenues	$265	$297
Operating Income	$32.2	$29.8
Operating Margin	12.2%	10.0%

SSG revenues for the second quarter of 2016 decreased $32 million, or 10.8% mainly due to lower revenues in the Satellite Systems Division, while operating income increased $2.4 million, or 8.1%, primarily due to higher margins in the Advanced Programs Division.

Adjusted Non-GAAP Results

	Quarter Ended
($ in millions)	July 3, 2016	July 5, 2015
		(restated)
Revenues	$265	$297
Adjusted Operating Income	$32.9	$29.8
Adjusted Operating Margin	12.4%	10.0%

SSG adjusted operating income increased $3.1 million, or 10.4%, mainly due to higher margins in the Advanced Programs Division.

Operating Cash Flow, Free Cash Flow and Capital Allocation Activities

Cash generated by operating activities totaled $143.3 million, while capital expenditures totaled $36.1 million in the quarter. Free cash flow in the second quarter of 2016 was $107.2 million. Adjusted free cash flow was $110.7 million which excluded $3.5 million of cash payments associated with merger-related activities (see non-GAAP reconciliation table below for details).

The company repurchased approximately $18 million of its common stock and also paid dividends of approximately $17 million during the second quarter of 2016, returning a total of about $35 million to shareholders in the period. The company reduced outstanding debt by $85 million in the quarter as well. For the first six months of 2016, Orbital ATK repurchased about $45 million of its shares and paid dividends of $35 million, returning a total of $80 million to shareholders.

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Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

Operational Highlights

Orbital ATK’s strong operational execution led to the achievement of numerous milestones in the quarter. These included the following important events:

In the Flight Systems Group, the company completed two major ground tests of launch vehicle propulsion systems and launched several missile defense targets during the second quarter. In May, Orbital ATK successfully completed a 30-second on-pad “hot-fire” of the Antares rocket that tested the vehicle’s modified first stage core and two liquid-fuel RD-181 engines. In June, at the company’s Promontory, Utah facilities, Orbital ATK successfully completed the final ground test of the world’s largest solid rocket booster that will be used with NASA’s Space Launch System. Also in the quarter, Orbital ATK launched a medium-range target rocket in support of a missile defense test and three short-range Coyote target missiles for the U.S. Navy. The company also supported two United Launch Alliance missions with propulsion systems and composite structures and reached a long-term production milestone by completing its 500th large-scale launch vehicle composite structure during the quarter.
In the Defense Systems Group, the company delivered about 6,000 tactical rocket motors and warheads during the quarter and produced approximately 375 million rounds of small-, medium- and large-caliber ammunition for domestic and international customers. Orbital ATK also supported two successful flight tests for the Missile Defense Agency’s Standard Missile-3 using the company’s enhanced third stage rocket motor. In addition, the company achieved production milestones on several important weapons programs, including the transition to full-rate production of approximately 10,000 annual units for its Precision Guidance Kit and the first deliveries of the alternate warhead for the U.S. Army’s Guided Multiple Launch Rocket System.
In the Space Systems Group, second quarter operations were highlighted by the successful completion in June of the OA-6 cargo logistics mission for NASA, which delivered a record amount of pressurized cargo to the space station and completed post-departure scientific experiments. Earlier in the quarter, Orbital ATK deployed, checked-out and completed handover of the Thaicom 8 commercial communications satellite to the customer. The company also launched two suborbital research rockets, completed two high altitude scientific balloon missions, and delivered numerous satellite components for Orbital ATK spacecraft and other external customers. Finally, the company-built Dawn spacecraft completed its historic nine-year mission to the main asteroid belt during which it returned never-before-seen images and other data about two near-planet sized bodies, Ceres and Vesta.

“In the second quarter, Orbital ATK successfully carried out a number of high-profile operational events, including critical tests of our Antares rocket and NASA’s Space

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Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

Launch System, as well as the deployment of a new communications satellite, three successful missile defense launches, and production step-ups on several defense programs,” said Chief Operating Officer Blake E. Larson. “Our operational execution on key programs across all three business groups remains strong as a result of the hard work and attention to detail by our program and technical teams.”

New Business Summary

In the second quarter of 2016, Orbital ATK recorded approximately $1,590 million in new firm and option contract bookings. In addition, the company received approximately $255 million in option exercises under existing contracts. As of July 3, 2016, the company’s firm backlog was approximately $8.48 billion, up 1% compared to a year ago, and its total backlog (including options, indefinite quantity contracts and undefinitized orders) was approximately $15.17 billion, 25% higher than this time last year.

2016 Financial Guidance

The company lowered its annual revenue guidance to $4,450-$4,500 million, increased its guidance for adjusted operating profit margins to 11.5% to 12.0%, and increased the lower end of its guidance for adjusted diluted earnings per share. The company also updated the range of its free cash flow guidance to $225-$275 million. Please see the reconciliation table in the “Disclosure of Non-GAAP Financial Measures” section below for details concerning adjustments to the corresponding GAAP items.

				Previous
2016 Guidance	GAAP Guidance	Adjustments	Adjusted Guidance	Guidance
Revenues ($ millions)	$4,450 - $4,500	$0	$4,450 - $4,500	$4,575 - $4,650
Operating Income Margin	11.0% - 11.5%	0.5%	11.5% - 12.0%	11.0% - 11.5%
Free Cash Flow ($ millions)	N/A	N/A	$225 - $275	$275 - $325
Diluted Earnings Per Share	$5.05 - $5.25	$0.25	$5.30 - $5.50	$5.25 - $5.50

Orbital ATK currently expects an effective tax rate of approximately 28% for the year and interest expense of approximately $70 million, which includes approximately $8 million due to non-cash interest related to certain adjustments required in purchase accounting. Pension funding is expected to be approximately $40 million and capital expenditures are projected to be approximately $200 million for the year. Diluted weighted average shares outstanding are expected to be approximately 58 million on the basis of continued repurchase activity in 2016. The FAS/CAS favorable pension adjustment is expected to be approximately $80 million for the year.

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Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

Conference Call Information

Investors can listen to a live audio webcast of the conference call with analysts that Orbital ATK will host at 9:00 a.m. (EST) on August 10, 2016. To listen to the call, visit the company’s website at www.orbitalatk.com/investors. For those who cannot listen to the live webcast, a telephone recording of the conference call will be available by dialing (855) 859-2056 and using the conference ID 53395841. The recording will be available until August 20, 2016. Orbital ATK has also posted on its investor relations website a presentation of second quarter 2016 financial results and operational highlights.

Website and Social Media Disclosure

Orbital ATK communicates material financial information to its investors using press releases, Securities and Exchange Commission filings, its investor relations website, public conference calls and webcasts. From time to time, Orbital ATK communicates information regarding its business and operations, such as new contract awards and mission updates, via Twitter and Facebook. It is possible that the information disclosed through our website or social media channels could be deemed to be material. Therefore, we encourage investors, media and others interested in Orbital ATK to follow the information we post on our website at www.orbitalatk.com/investors, on Twitter at https://twitter.com/OrbitalATK and on Facebook at https://facebook.com/OrbitalATK.

About Orbital ATK

Orbital ATK is a global leader in aerospace and defense technologies. The company designs, builds and delivers space, defense and aviation systems for customers around the world, both as a prime contractor and merchant supplier. Its main products include launch vehicles and related propulsion systems; missile products, subsystems and defense electronics; precision weapons, armament systems and ammunition; satellites and associated space components and services; and advanced aerospace structures. Headquartered in Dulles, Virginia, Orbital ATK employs approximately 12,000 people in 18 states across the United States and in several international locations. For more information, visit www.orbitalatk.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may be “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “forecast,” “expect,” “believe,” “will,” “intend,” “plan,” and words of similar substance. Such forward-looking statements include the company’s 2016 financial guidance, statements regarding materiality or significance, the quantitative effects of the restated and other financial statements including the estimated range or

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Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

ranges of adjustments described herein, the timing of the filing of the company’s second quarter 2016 Form 10-Q and the amended Forms 10-K and 10-Q that will include the restatement. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance, as well as the Company’s expectations regarding materiality or significance and the restatement’s quantitative effects to differ materially from those expressed in or contemplated by the forward-looking statements, including the following: the ongoing internal review of accounting errors and other matters described above, the preliminary stage of such analysis, additional information arising or different conclusions being reached prior to the expected filing with the SEC of the contemplated filings, other subsequent events requiring the company to make additional adjustments, the inherent limitations in internal controls over financial reporting, potential increased costs or reputational harm associated with restating the company’s financial statements, potential difficulties in achieving expected merger synergies and efficiencies within the expected time-frames; the integration of business operations being more difficult, time-consuming or costly than expected; operating costs that might result from the merger; potential difficulties in retaining key employees; the company’s ability to maintain and grow its relationship with its customers; reductions or changes in U.S. Government military or NASA spending, including impacts of sequestration under the Budget Control Act of 2011; changes in cost and revenue estimates and/or timing of programs and payments; the potential termination of U.S. Government contracts; failure to win or retain key contracts; costs of servicing debt, including cash requirements and interest rate fluctuations; the company’s capital deployment strategy, including share repurchases and dividend payments; actual pension asset returns and assumptions regarding future returns, discount rates and service costs; supply, availability, and costs of raw materials and components, including commodity price fluctuations; performance of subcontractors and other third parties; development of key technologies; and the costs and ultimate outcome of contingencies, including litigation, government investigations and other legal proceedings. Additional information concerning these and other factors can be found in Orbital ATK’s filings with the Securities and Exchange Commission. Orbital ATK undertakes no obligation to update any forward-looking statements, except as may be required by law.

Disclosure and Reconciliation of Non-GAAP Financial Measures

The adjusted financial results contained in this press release are non-GAAP financial measures adjusted to give effect to the merger of Orbital and ATK in all periods and adjust for the impact of costs and expenses summarized in the tables below. In addition, the adjusted results reflect estimates of interest expense, income tax expense and diluted shares that would be in effect for the periods as if the merger of Orbital and ATK and the divestiture of ATK’s Sporting Group had occurred on January 1, 2015. Please refer to the reconciliation tables below for more details.

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Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

We define free cash flow as cash from operating activities less capital expenditures. Management believes that the company’s presentation of free cash flow is useful because it provides investors with an important perspective on the company’s liquidity, financial flexibility and ability to fund operations and service debt.

Adjusted measures are provided so investors can more easily compare current and prior period results of the combined companies. These adjusted results should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The reconciliation of GAAP results to adjusted non-GAAP results are as follows:

Quarter Ended July 5, 2015
Preliminary Restated Unaudited GAAP Income Statement**

		Preliminary
		Unaudited	Preliminary
	As Reported in	Estimated	Unaudited
($ in millions, except per share data)	10K - Note 18	Adjustments	Restated Results

Revenues	$1,107.2	$(30.6)	$1,076.6
Operating Income	94.3	2.5	96.8
Net Interest Expense	(16.0)	0.0	(16.0)
Income before taxes	78.4	2.5	80.9
Income Taxes	(25.1)	(0.8)	(25.9)
Minority Interest	(0.01)	0.0	(0.01)
Net Income	$53.1	$1.7	$54.8

EPS Diluted	$0.89	$0.03	$0.92
Diluted Shares	59.7	59.7	59.7

** The financial information for the second quarter of 2015 was previously restated in the company's Transition Report on Form 10-K for the 2015 transition period. Please refer to the restatement disclosures and presentation in the company's Form 10-K for the nine months ended 12/31/15. In addition, all references to results of the second quarter of 2015 are preliminary estimates including the restatement reported today on SEC Form 8-K. Preliminary unaudited estimated adjustments are the companies best estimates and should be viewed in conjunction with the ranges included in the restatement reported today on Form 8-K.

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Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

Adjusted Non-GAAP Consolidated Results

Quarter Ended July 3, 2016

			As
($ in millions, except per share data)	GAAP	Adjustment (1)	Adjusted

Revenues	$1,052.2	$0.0	$1,052.2
Operating Income	115.7	9.5	125.2
Net Interest Expense	(16.3)	0.0	(16.3)
Income before taxes	99.4	9.5	108.9
Income Taxes	(27.5)	(2.6)	(30.1)
Minority Interest	0.2	0.0	0.2
Net Income	$72.1	$6.9	$79.0

Diluted EPS	$1.23	$0.12	$1.35
Diluted Shares	58.6	0.0	58.6

Quarter Ended July 5, 2015 as restated**

	GAAP		As
($ in millions, except per share data)	(restated)	Adjustment (1)	Adjusted

Revenues	$1,076.6	$0.0	$1,076.6
Operating Income	96.8	5.8	102.6
Net Interest Expense	(16.0)	0.0	(16.0)
Income before taxes	80.9	5.8	86.7
Income Taxes	(25.9)	(1.9)	(27.8)
Minority Interest	(0.1)	0.0	(0.1)
Net Income	$54.8	$3.9	$58.8

Diluted EPS	$0.92	$0.07	$0.98
Diluted Shares	59.7	0.0	59.7

(1) Includes the impact of merger-related costs from the company's change in its fiscal year, severance payments, and IT expenses. Adjustments use the effective tax rate.

** The financial information for the second quarter of 2015 was previously restated in the company's Transition Report on Form 10-K for the 2015 transition period. Please refer to the restatement disclosures and presentation in the company's Form 10-K for the nine months ended 12/31/15. In addition, all references to results of the second quarter of 2015 are preliminary estimates including the restatement reported today on SEC Form 8-K.

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Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

Flight Systems Group Adjusted Non-GAAP Results

	Quarter Ended July 3, 2016
		Operating	Operating
($ In millions)	Revenue	Income	Margin

GAAP	$370	$54.4	14.7%

As Adjusted	$370	$54.4	14.7%

	Quarter Ended July 5, 2015
		Operating	Operating
($ In millions)	Revenue	Income	Margin
GAAP, restated**	$391	$51.5	13.1%

As Adjusted	$391	$51.5	13.1%

** The financial information for the second quarter of 2015 was previously restated in the company's Transition Report on Form 10-K for the 2015 transition period. Please refer to the restatement disclosures and presentation in the company's Form 10-K for the nine months ended 12/31/15. In addition, all references to results of the second quarter of 2015 are preliminary estimates including the restatement reported today on SEC Form 8-K.

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Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

Defense Systems Group Adjusted Non-GAAP Results

	Quarter Ended July 3, 2016
		Operating	Operating
($ in millions)	Revenue	Income	Margin

GAAP	$441	$35.5	8.1%
Merger-related Adjustments (2)		2.7
As Adjusted	$441	$38.2	8.7%

	Quarter Ended July 5, 2015
		Operating	Operating
($ in millions)	Revenue	Income	Margin
GAAP, restated**	$406	$30.9	7.6%
Merger-related Adjustments (2)		5.3
As Adjusted	$406	$36.2	8.9%

(2) Merger-related adjustments include the impact of transaction expenses, merger-related costs and debt consolidation costs.

** The financial information for the second quarter of 2015 was previously restated in the company's Transition Report on Form 10-K for the 2015 transition period. Please refer to the restatement disclosures and presentation in the company's Form 10-K for the nine months ended 12/31/15. In addition, all references to results of the second quarter of 2015 are preliminary estimates including the restatement reported today on SEC Form 8-K.

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Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

Space Systems Group Adjusted Non-GAAP Results

	Quarter Ended July 3, 2016
		Operating	Operating
($ in millions)	Revenue	Income	Margin

GAAP	$265	$32.2	12.2%
Merger-related Adjustments(2)		0.7
As Adjusted	$265	$32.9	12.4%

	Quarter Ended July 5, 2015
		Operating	Operating
($ in millions)	Revenue	Income	Margin
GAAP, restated**	$297	$29.8	10.0%

As Adjusted	$297	$29.8	10.0%

Guidance

		Operating	Operating	Diluted Earnings
($ in millions, except per share data)	Revenue	Income	Margin	Per Share
GAAP	$4,450 - $4,500	$490 - $515	11.0% - 11.5%	$5.05 - $5.25
Merger-related Adjustments(2)	$0	$25	0.5%	$0.25
As Adjusted	$4,450 - $4,500	$515 - $540	11.5% - 12.0%	$5.30 - $5.50

(2) Merger-related adjustments include the impact of transaction expenses, merger-related costs, debt consolidation.

** The financial information for the second quarter of 2015 was previously restated in the company's Transition Report on Form 10-K for the 2015 transition period. Please refer to the restatement disclosures and presentation in the company's Form 10-K for the nine months ended 12/31/15. In addition, all references to results of the second quarter of 2015 are preliminary estimates including the restatement reported today on SEC Form 8-K.

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Orbital ATK Announces Preliminary Second Quarter 2016 Financial Results

($ in millions)	2016 Guidance
Net Cash Provided By Operating Activities	$405 - $455
Capital Expenditures	(200)
Free Cash Flow	$205 - $255

Adjustments(3)	20
Adjusted Free Cash Flow	$225 - $275

Free Cash Flow and Adjusted Free Cash Flow

Quarter Ended
($ in millions)	July 3, 2016
Net Cash Provided By Operating Activities	$143.3
Capital Expenditures	(36.1)
Free Cash Flow	$107.2

Adjustments (3)	3.5
Adjusted Free Cash Flow	$110.7

(3) Includes the impact of merger-related cash expenses from severance payments, retention payments and IT expenses.

Investor and Media Contact:
Barron Beneski (703) 406-5582
Orbital ATK, Inc.
Barron.Beneski@orbitalatk.com

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